Exhibit 24.1
                                POWER OF ATTORNEY

         The undersigned Officers and Trustees of Hospitality Properties Trust hereby severally constitute John G. Murray, Gerard M. Martin and Barry M. Portnoy, and each of them, to sign for us and in our names and in the capacities indicated below, the Annual Report on Form 10-K herewith filed with the Securities and Exchange Commission, and any and all amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Annual Report on Form 10-K and any and all amendments to the Annual Report on Form 10-K

         Witness our hands and seals on the dates set forth below.

Signature                               Title                          Date
---------                               -----                          ----
/S/John G. Murray                President and                    March 29, 1996
John G. Murray                   Chief Operating Officer


/S/ Thomas M. O'Brien            Treasurer and Chief              March 28, 1996
Thomas M. O'Brien                Financial Officer


/S/ John L. Harrington           Trustee                          March 27, 1996
John L. Harrington


/S/Arthur G. Koumantzelis        Trustee                          March 27, 1996
Arthur G. Koumantzelis


/S/William J. Sheehan            Trustee                          March 27, 1996
William J. Sheehan


                                 Trustee
Gerard M. Martin


/S/ Barry M. Portnoy             Trustee                          March 28, 1996
Barry M. Portnoy